Exhibit 99.1

Amaze Announces Annual Stockholders’ Meeting Results and

1-for-23 Reverse Stock Split

NEWPORT BEACH, Calif., June 12, 2025 – Amaze Holdings, Inc. (NYSE American: AMZE) ("Amaze" or the "Company"), a global leader in creator-powered commerce, today announced the results of its annual stockholders' meeting held today.

  Election of Directors: Stockholders elected all seven director nominees to serve until the 2026 Annual Meeting of Stockholders.

  Ratification of Auditors: Stockholders ratified the appointment of Wipfli LLP as the Company’s independent registered public accounting firm for the fiscal year 2025.

  Series D Preferred Stock Conversion Proposal: Stockholders approved the issuance of common stock upon conversion of the Company’s Series D Convertible Preferred Stock and the exercise of associated warrants, exceeding the “Exchange Share Cap” and “Individual Holder Share Cap” limitations, as provided in the Series D Certificate of Designation. This approval also authorizes a change of control under applicable NYSE American rules.

  Reverse Stock Split Proposal: Stockholders approved the authorization of a reverse stock split of the Company’s common stock at a ratio between 1-for-10 and 1-for-50..

  Series A Preferred Stock Conversion Proposal: Stockholders approved the issuance of common stock upon conversion of Series A Convertible Preferred Stock in excess of the applicable share caps under the Certificate of Designation and NYSE American rules.

  Series B Preferred Stock Conversion Proposal: Stockholders approved the issuance of common stock upon conversion of Series B Convertible Preferred Stock in excess of the applicable share caps.

  Series C Preferred Stock Conversion Proposal: Stockholders approved the issuance of common stock upon conversion of Series C Convertible Preferred Stock in excess of the applicable share caps.

  Authorized Common Stock Increase Proposal: Stockholders did not approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 250,000,000.

  Equity Plan Amendment Proposal: Stockholders approved an amendment and restatement of the 2021 Equity Incentive Plan to increase the number of shares available for issuance to 20,800,000 shares (prior to the effect of the reverse stock split).

  ELOC Issuance Proposal: Stockholders approved the issuance of 20% or more of the Company’s issued and outstanding common stock in connection with the securities purchase agreement dated May 6, 2025.

  Adjournment Proposal: Stockholders approved the proposal to adjourn the annual meeting, if necessary, to solicit additional proxies.

For more information please refer to the Company’s proxy statement filed with the United States Securities and Exchange Commission (SEC) on May 7, 2025.

Reverse Stock Split

Amaze also announced today that it will effect a 1-for-23 reverse stock split at 5:00 p.m. Eastern time today. Beginning with the opening of trading on June 13, 2025, Amaze’s common stock will trade on a split adjusted basis under the new CUSIP number 35804X 200.

The final 1-for-23 ratio was determined by Amaze’s Board of Directors on June 2, 2025, and the reverse stock split was effected by filing a Certificate of Amendment to Amaze’s articles of incorporation on June 12, 2025 with the Secretary of State of the State of Nevada. The reverse stock split is intended to increase the per share market price of Amaze’s common stock to meet the $3.00 per share minimum bid price requirement of the NYSE American.

Additional details regarding the reverse stock split can be found in the Current Report on Form 8-K filed on June 12, 2025 with the SEC as well as the Company’s proxy statement.

For investor information, visit IR@amaze.co

For press inquiries, please contact PR@amaze.co

About Amaze:
Amaze Holdings, Inc. is an end-to-end, creator-powered commerce platform offering tools for seamless product creation, advanced e-commerce solutions, and scalable managed services. By empowering anyone to “sell anything, anywhere,” Amaze enables creators to tell their stories, cultivate deeper audience connections, and generate sustainable income through shoppable, authentic experiences. Discover more at www.amaze.co.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events and developments or to our future operating or financial performance, are subject to risks and uncertainties and are based estimates and assumptions. Forward-looking statements may include, but are not limited to, statements about the reverse stock split, our market opportunity and potential growth of that market, strategies, initiatives, growth, revenues, expenditures, our plans and objectives for future operations, and future financial and business performance. These statements can be identified by words such as such as “may,” “might,” “should,” “would,” “could,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue,” and are based our current expectations and views concerning future events and developments and their potential effects on us.

These statements are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statement. These risks include: our ability to execute our plans and strategies; our limited operating history and history of losses; our financial position and need for additional capital; our ability to attract and retain our creator base and expand the range of products available for sale; we may experience difficulties in managing our growth and expenses; we may not keep pace with technological advances; there may be undetected errors or defects in our software or issues related to data computing, processing or storage; our reliance on third parties to provide key services for our business, including cloud hosting, marketing platforms, payment providers and network providers; failure to maintain or enhance our brand; our ability to protect our intellectual property; significant interruptions, delays or outages in services from our platform; significant data breach or disruption of the information technology systems or networks and cyberattacks; risks associated with international operations; general economic and competitive factors affecting our business generally; changes in laws and regulations, including those related to privacy, online liability, consumer protection, and financial services; our dependence on senior management and other key personnel; and our ability to attract, retain and motivate qualified personnel and senior management.

Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other future filings and reports that we file with the Securities and Exchange Commission (SEC) from time to time. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the press release. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments.